FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                             860887822
      (State of incorporation                               (I.R.S. Employer
          or organization)                                  Identification No.)

     520 Third Street, Suite 101
           Sebastopol, CA                                          95472
(Address of principal executive offices)                         (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

               none                                            none


        Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of Class)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-95341


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Common Stock, $0.001 par value, of World Wide Wireless Communications, Inc. is contained on page 25 under the caption "Description of Capital Stock" in the form of prospectus incorporated by reference from World Wide Wireless Communication, Inc.'s Registration Statement on Form SB-2 (Reg. No. 333-95341).

Item 2.  Exhibits.

         1.       Articles of Incorporation of World Wide Wireless  Corporation,
                  Inc.   (Incorporated  by  reference  to  Exhibit  3.1  to  the
                  Company's Registration Statement No. 333-95341).

         2. Amendment to Articles of Incorporation of World Wide Wireless Corporation, Inc. (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement No. 333-95341).

         3. Amendment to Articles of Incorporation of World Wide Wireless Corporation, Inc. (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement No. 333-95341).

         4.       Bylaws   of   World   Wide   Wireless   Communications,   Inc.
                  (Incorporated by reference to Exhibit 3.4 to the Company's Registration Statement No. 333-95341).

         5. Form of certificate evidencing shares of Common Stock of World Wide Wireless Communications, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement No. 333-95341).


                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


WORLD WIDE WIRELESS COMMUNICATIONS, INC.

Date April 20, 2000

By /s/ Douglas P. Haffer
   -------------------------
   Douglas P. Haffer
   President